As filed with the Securities and Exchange Commission on December 22, 2008

Registration No. 333-131227

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-8 POS

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Celadon Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3316050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207
(Address, including Zip Code, of Registrant’s principal executive offices)
_________________________________________

Celadon Group, Inc. 2006 Omnibus Incentive Plan
(Full title of the plan)
_________________________________________

Stephen Russell
Chairman of the Board and Chief Executive Officer
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207
(317) 972-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________

Copy to:
Heidi Hornung-Scherr
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "accelerated filer," "large accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-Accelerated filer (do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, par value $0.033	1,000,000	$5.46	$5,460,000	$214.58

(1)
Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the common stock as reported on the NASDAQ National Market on December 16, 2008.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the Celadon Group, Inc. 2006 Omnibus Incentive Plan.

TABLE OF CONTENTS

EXPLANATORY NOTE
PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF SCUDDER LAW FIRM, P.C., L.L.O.
EX-23.1 CONSENT OF SCUDDER LAW FIRM, P.C., L.L.O. (included in EX-5)
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-24 POWER OF ATTORNEY

EXPLANATORY NOTE

Celadon Group, Inc., a Delaware corporation (the "Company"), previously registered 750,000 shares of its Common Stock, $0.033 par value per share ("Common Stock") of the Company, available for grant of awards under the Company's 2006 Omnibus Incentive Plan (the "Incentive Plan").  The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement filed with the Securities and Exchange Commission ("SEC") on January 23, 2006 (Registration Number 333-131227), in accordance with the Securities Act of 1933, as amended (the "Securities Act").  The Board of Directors declared 3-for-2 stock splits on all shares of our outstanding common stock effective February 15, 2006 and June 15, 2006.  The Incentive Plan provides for adjustment in the number of shares available for issuance upon such events.  Giving effect to the appropriate adjustments, an aggregate 1,687,500 shares of stock were originally reserved for issuance under the Incentive Plan.

On August 22, 2008, the Company's Board of Directors approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved and available for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, by 1,000,000 shares (the "Incentive Plan Amendment").  On November 14, 2008, at the Company's 2008 Annual Meeting of Stockholders, the Company's stockholders approved the adoption of the Incentive Plan Amendment.

This Post-effective Amendment No. 1 to the Initial Registration Statement on Form S-8 is being filed to register the additional 1,000,000 shares of Common Stock available for grant pursuant to the Incentive Plan Amendment.

Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on January 23, 2006 (File Number 333-131227) and all periodic and current reports filed by the Company since such date are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not applicable.

Item 2.  Registrant Information and Employee Plan Annual Information.

Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Not applicable.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Not applicable

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which information is incorporated herein by reference.

Item 9.  Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 22, 2008.

CELADON GROUP, INC.

By:	/s/ Stephen Russell
Stephen Russell
Chairman of the Board and Chief Executive Officer

Stephen Russell, Paul Will, Anthony Heyworth, and Michael Miller each previously filed a power of attorney with the Securities and Exchange Commission on Form S-8 Registration Statement (File Number 333-131227) on January 23, 2006.  Catherine Langham previously executed a power of attorney, which is being filed with the Securities and Exchange Commission herewith.

Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature, Name, and Title	Date

/s/ Stephen Russell	December 22, 2008
Stephen Russell, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Paul A. Will	December 22, 2008
Paul A. Will, Executive Vice President, Chief Financial Officer, Assistant Secretary, and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Anthony Heyworth by Steve Russell, attorney-in-fact, pursuant to a POA previously filed with the SEC	December 22, 2008
Anthony Heyworth, Director
/s/ Catherine Langham by Steve Russell, attorney-in-fact, pursuant to a POA filed with the SEC herewith	December 22, 2008
Catherine Langham, Director
/s/ Michael Miller by Steve Russell, attorney-in-fact, pursuant to a POA previously filed with the SEC	December 22, 2008
Michael Miller, Director

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Appendix C to the Company's Proxy filed with the SEC on December 19, 2005 in connection with the Annual Meeting of Stockholders following the 2005 fiscal year)

4.2	By-laws (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-72128, filed with the SEC on November 24, 1993)
4.3
Certificate of Designation for Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the SEC on September 28, 2000)

4.4
Rights Agreement, dated as of July 20, 2000, between Celadon Group, Inc. and Fleet National Bank, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, filed with the SEC on July 20, 2000)

5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1*	Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5)
23.2*	Consent of Independent Registered Public Accounting Firm - KPMG LLP
24*	Power of Attorney
99.1
Celadon Group, Inc. 2006 Omnibus Incentive Plan (Incorporated herein by reference to Appendix B to the Company's Definitive Proxy Statement filed on December 19, 2005 in connection with the Annual Meeting of Stockholders following the 2005 fiscal year)

* Filed herewith